UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a‑12
THQ INC.

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

29903 Agoura Road Agoura Hills, California 91301

On May 25, 2012, THQ Inc. (“THQ”) posted a series of questions and answers to its investor relations website, http://investor.thq.com, (“Website FAQ”) and sent a separate series of questions and answers (“Employee FAQ”) and email accompanying such Employee FAQ (“Employee FAQ Email”) to its employees, each in connection with the reverse stock split proposal (“Reverse Stock Split”) to be voted on at the special meeting of stockholders discussed in the preliminary proxy statement filed by THQ on May 25, 2012 with the Securities and Exchange Commission. A copy of the: (i) Website FAQ is attached hereto as Exhibit 99.1 and incorporated by reference, (ii) Employee FAQ Email is attached hereto as Exhibit 99.2 and incorporated by reference and (iii) Employee FAQ is attached hereto as Exhibit 99.3 and incorporated by reference.

THQ anticipates providing the statement attached hereto as Exhibit 99.4 when responding in writing to inquiries regarding the Reverse Stock Split. A copy of such statement is attached hereto as Exhibit 99.4 and incorporated by reference.